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Without Prejudice                                       Exhibit 10.1
Subject to Contract


                                 May 26, 1999



                                NCR CORPORATION

                                      and

                                 PER-OLOF LOOF


                   ----------------------------------------

                             TERMINATION AGREEMENT

                   ----------------------------------------



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THIS AGREEMENT is made the 26th day of May 1999.

BETWEEN:

(1)    NCR CORPORATION whose registered office is at 1700 South Patterson
       Avenue, Dayton Ohio 45479    (the "Company"); and

(2)    PER-OLOF LOOF (the "Executive").

RECITALS:

(A)    The Company has employed the Executive since October 1995.

(B)    The employment will terminate on 9 June, 1999.

THIS AGREEMENT provides:

1.     INTERPRETATION

1.1 In this Agreement and the Schedules the following expressions, unless otherwise expressly stated, have the following respective meanings:

1.1.1 "Group" means the Company and any subsidiary or subsidiaries for the time being of the Company; and any affiliate of the Company. "Subsidiary" has the meaning assigned to it by Section 736 of the UK Companies Act 1985 as amended by the UK Companies Act 1989. The expressions "GroupCompany" and "Group Companies" shall be construed accordingly;

1.1.2 "Board" means for the time being directors of the Company present at a duly convened quorum meeting of the directors or a committee of the directors duly appointed for the purpose in question;

1.1.3 "European Union Right" means any right which the Executive may have under any treaty to which the United Kingdom is a party in connection with or arising out of its membership of the European Union or under any Directive, Regulation, Recommendation or Decision of any body directly or indirectly made pursuant to any such treaty;

1.1.4 "Prior Period" means the period of six months immediately preceding the Termination Date;

1.1.5 "Recognized Investment Exchange" means a body which is a recognized investment exchange for the purposes of the United Kingdom Financial Services Act 1986;

1.1.6 "Scheme" means any applicable Pension plan in which the Executive participates;

1.1.7  "Termination Date"  means 9 June, 1999; and

1.1.8 "Financial Business" means the business of NCR's Financial Solutions Group, in which the Executive was materially engaged.

2.   OBLIGATIONS OF EXECUTIVE

2.1 In consideration of the payments to be made and other benefits to be provided by the Company in accordance with the provisions of this Agreement, the Executive will:

2.1.1 immediately resign from all offices and positions he holds with the Company Group and Companies which he holds by virtue of his employment;

2.1.2 immediately return all property of the Company and any Group Company and assign to the Company all rights, title and interest in such property and any other inventions, discoveries, or works of authorship created by the Executive during his employment;
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2.1.3  subject to Clause 7, waive any claims he has or may have under the following UK Statutes: Equal Pay Act 1970, Sex Discrimination Act 1975, Race Relations Act 1976, Trade Union and Labour Relations (Consolidation) Act 1992, Employment Rights Act 1996, Disability Discrimination Act 1996 and any other breach of any contractual or statutory right or any directly enforceable European Union Right.

2.2 Except for (i) the rights and obligations of the Company, any Group Company and the Executive stated in this letter agreement, (ii) the Company's obligation to the Executive under any benefit program in which the Executive has vested rights, and (iii) any rights to indemnification and related rights in accordance with Maryland corporate law to which the Executive may be entitled by reason of his having served as an officer of the Company, the Executive and the Company hereby forever release, discharge and hold harmless each other, and their respective heirs, subsidiaries, affiliates, officers, directors, successors and assigns, from any claim or cause of action whatsoever which either may have against the other resulting from or arising out of or related to the employment of the Executive by the Company, or the termination of that employment, including any claims or causes of action the Executive has or may have pursuant to Title VII of the Civil Rights Act of 1964 as amended, 42 U.S.C. Sec. 2000 et seq.; the Age Discrimination in Employment Act, 29 U.S.C. Sec. 621 et seq.; the Americans with Disabilities Act, 42 U.S.C. Sec. 12101; the Employee Retirement Income Security Act, as amended 29 U.S.C. Sec. 1001 et seq., and 42 U.S.C. Sec. 1981, and other state and local human or civil rights law as well as all other statues in the U.S. which regulate employment; and the common law of contracts and torts. The Company and the Executive agree not to make any claim whatsoever against the other (or, in the case of the Executive, against any of the Company's direct or indirect subsidiaries) with any governmental agency or in any court of law at any time concerning matters relating to the employment arising from acts or failures to act which occurred prior to the Termination Date.

2.3 Assuming that mutually agreeable terms are established, assist the Company as a non-employee consultant for two months after the termination Date to develop a business plan relating to NCR's "microwave bank" initiative.

3.     CONFIDENTIALITY and RESTRICTION

3.1    CONFIDENTIALITY

       The Executive acknowledges and agrees that he will not, save as is required by law, without the consent of the Company divulge to any person, or use for his own benefit or the benefit of any person, any information of a confidential nature concerning the business of the Company or of any Group Company or of any client or customer of the Company or of any Group Company which has come to his knowledge during the course of his employment with the Company or any Group Company. Confidential information for this purpose includes details of transactions he has undertaken on behalf of the Company and details of the business strategy and financial position of the Company and any Group Company. This restriction shall cease to apply to any trade secret, or confidential information which comes into the public domain (otherwise than through unauthorized disclosure by the Executive).

3.2 In consideration of the Company paying to the Executive not later than 10 days after the date on which the Executive returns this Agreement fully executed to the Company the sum of (Pounds)10,000 less tax and National Insurance thereon the Executive agrees as set out in Clauses 3.3 and 3.4 below:

3.3    RESTRICTION: FINANCIAL BUSINESS

3.3.1 The Executive understands and acknowledges that his senior position with the Financial Business has given him access to and the benefit of confidential information vital to the continued success of the Financial Business and influence over and connection with the customers, suppliers, distributors, agents, employees and directors of the Financial Business and those of the Group and hereby acknowledges and confirms that he agrees that the provisions appearing in this Clause 3.3 are reasonable in their application to him and necessary but no more than sufficient to protect the interests of the Financial Business.

3.3.2 In the event that any restriction contained in this Clause 3.3 shall be found to be void, but would be valid if some part of the relevant restriction were deleted, the relevant restriction shall apply with such modifications as may be necessary to make it valid and effective.
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3.3.3  The Executive shall not without the prior written consent of the Chief
       Executive Officer of the Company, during the period of one year starting on the Termination Date, either alone or jointly with or as principal, partner, agent, director, employee or consultant of any other person, firm or corporation, and whether directly or indirectly, in competition with the Financial Business:

       A entice or endeavor to entice away from the Financial Business or employ any employee who, immediately prior to the Termination Date,
          (i) reported to the Executive or (ii) reported to an employee of the Company or a Group Company who reported to the Executive or (iii) was in direct regular contact with the Executive during the Prior Period; or any other sales, development or managerial employee;

       B accept employment with and/or provide services to, either as independent contractor or otherwise and/or serve as a director whether as an executive director or a non-executive director on the boards of any of the following companies being companies which the Company and the Executive hereby agree are major and direct competitors of the Financial Business: IBM, Unisys, Oracle, Diebold and Siemens Nixdorf.

3.3.4 Nothing in this Clause 3.3 shall prevent the Executive from holding securities in a company listed on a Recognized Stock Exchange where his holding does not exceed five per cent of the class of securities concerned.

3.4 RESTRICTION RELATING TO BUSINESSES OF THE COMPANY OTHER THAN THE FINANCIAL BUSINESS

       The Executive was engaged in businesses of the Company other than the Financial Business during the employment and the Executive agrees that in the period to and including June 9, 2000, he will not without the prior written consent of the Chief Executive Officer of the Company, (a) hire, attempt to hire or assist any other person or entity in hiring or attempting to hire any sales, development or managerial employee of the Company or any person who held such positions during the Prior Period, or
       (b) accept employment, either as an employee or independent contractor, with, or serve as a director of, any of the Company's direct, major competitors, or their subsidiaries or affiliates, namely: IBM, Unisys, Oracle, Diebold or Siemens Nixdorf.

4.     OBLIGATIONS OF COMPANY

       The Company shall:

4.1 pay to the Executive his basic salary and the Executive will continue to receive his other contractual benefits up to and including the Termination Date less tax, National Insurance and pension contributions;

4.2 pay to the Executive a gross compensation for loss of employment gross severance payment of (Pounds)470,000 ("Global Severance") subject to deduction of the tax and National Insurance on the balance in excess of (Pounds)30,000 in accordance with the PAYE regulations and will account for the same to the Inland Revenue, or otherwise as required by law. (Pounds)235,000 of the Global Severance will be paid less deductions therefrom to the Executive not later than 10 days after receipt by the Company of this Agreement fully executed by the Executive and his solicitor-if this initial payment is not made, this Agreement will be null and void. (Pounds)235,000 of the Global Settlement less deductions therefrom will be paid to the Executive not later than six months after receipt by the Company of this Agreement fully executed by the Executive and his solicitor PROVIDED ALWAYS that if the Executive fails to comply with his obligations pursuant to this Agreement he shall refund to the Company forthwith upon notification to him by the Company of such non-compliance one-half of any payment made to him pursuant to this Clause and shall forfeit entitlement to any further payment under this Clause;

4.3 determine, in January 2000, a Management Incentive Plan award that would have been payable to the Executive had his employment continued for the whole of the year to 31 December 1999 and will, not later than 31 March 2000 pay to the Executive the MIP award so determined and pro-rated to the Termination Date;
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4.4    pay the Executive 20 days base salary in lieu of vacation days accrued by him but untaken at the Termination Date;

4.5 permit the Executive to continue to participate in the Executive Financial Counseling Project until 31 December 1999;

4.6    provide the Executive the outplacement services of Right Associates;

4.7 reimburse the Executive's legal fees incurred in connection with this Agreement, upon receipt of relevant invoices subject to a maximum of (Pounds)1,000 plus VAT.

5.     ANNOUNCEMENTS

5.1 Subject to Clause 5.2 the Executive confirms that he will not without the prior written consent of the Chief Executive Officer of the Company make any statements, oral or written, touching upon or concerning his relationship with the Company or any Group Company, his appointment as a director of the Company or any Group Company or his resignation from office which would or might involve the disclosure of secret or confidential information about the Company or any Group Company, or which might be detrimental to the interests of the Company or any Group Company.

5.2 If the Executive is required to make any such statement to comply with his legal and/or regulatory obligations he may do so without the written consent described at Clause 5.1 above and will not be deemed thereby to be in breach of this Clause.

6.     WARRANTY

       The Executive warrants that there are no matters of which he is aware relating to any acts or omissions of the Executive or any other director, employee or agent of the Company or any Group Company which if disclosed to the Company would or might affect the decision of the Company to make payments in accordance with Clauses 3 and 4 or provide any other benefits under this Agreement. The Executive also warrants that he has not presented an originating application to an office of the Employment Tribunals in the United Kingdom or commenced proceedings in any Court or tribunal anywhere in the world in connection with his employment or its termination.

7.     PENSION AND OPTIONS

       This Agreement shall not prejudice or affect any rights, which the Executive may have accrued under any applicable pension plan or option agreements. His rights to benefits under such plans will be determined solely by the terms of the plans except as set out in the next two sentences. Notwithstanding that the Executive is not vested in his benefits under the Mid-Career Hire Supplemental Plan until 1 August 1999, the Company will, for vesting purposes to that Plan only, treat the Executive as employed until the vesting date. Subject to the approval (which the Company will seek) of the Compensation Committee of the Board of Directors, the Executive will be permitted to exercise vested options until September 15, 1999.

8.     NOTICES

       Any notice will be duly served under this Agreement if in the case of the Company it is delivered to NCR's Senior Vice President, Law, and if, in the case of the Executive it is handed to the Executive or sent by recorded or first class post to the Executive at such address as he may direct the Company. A notice sent by recorded or first class post will be deemed served on the working day next following posting.

9.     COUNTERPARTS

       This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same agreement.
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10.    GOVERNING LAW AND JURISDICTION

10.1 Subject to Clauses 10.3 and 10.4 this Agreement shall be governed by the laws of the State of Ohio and for the benefit of the Company, the Executive hereby submits to the jurisdiction of the Ohio Courts.

10.2 If any part of this Agreement is held to be unenforceable, the parties intend for the remaining portion of this Agreement to be given full force and effect. In particular, the parties intend for the provisions contained in Clauses 3 and 5 to be given maximum effect permissible under the law, in order to protect the Company's trade secrets and confidential and proprietary information.

10.3 The restrictions contained at Clause 3.3 shall be governed by English law and for the benefit of the Company the Executive hereby agrees to submit to the jurisdiction of the English courts in connection with any issue arising out of Clause 3.3.

11.    ARBITRATION

       Subject to the Company's rights pursuant to this Agreement to seek injunctive relief or equitable remedies in a court action in any jurisdiction any controversy or claim related in any way to this Agreement, or to the Executive's employment relationship with the Company (including, but not limited to, any claim of fraud or misrepresentation), shall be resolved by arbitration pursuant to this paragraph and the then current rules and supervision of the American Arbitration Association. The arbitration shall be held in Dayton, Ohio, before an arbitrator who is an attorney knowledgeable of employment law. The arbitrator's decision and award shall be final and binding and may be entered in any court having jurisdiction thereof. The arbitrator shall not have the power to award punitive or exemplary damages. Issues of arbitrability shall be determined in accordance with the Federal substantive and procedural laws relating to arbitration; all other aspects shall be interpreted in accordance with the laws of the State of Ohio. Each party shall bear its own attorney's (and any other) fees associated with the arbitration and other costs and expenses of the arbitration shall be borne as provided by the rules of the American Arbitration Association. If any portion of this paragraph is held to be unenforceable, it shall be severed and shall not affect either the duty to arbitrate or any other part of this paragraph.

12.    BINDING AGREEMENT

12.1   This offer will remain open until May 26, 1999.

12.2 Upon execution of this Agreement by both parties, the Agreement will, notwithstanding that it is marked without prejudice and subject to contract, be on the open record and shall be binding on both parties.

12.3 This Agreement is the entire agreement between the Company and the Executive regarding the termination of the Executive's employment and supersedes all prior written or oral undertakings, statements or agreements relating in any way to the terms and conditions of the employment of the Executive by the Company. The Executive acknowledges and agrees by his signature hereto that he has not relied on any representation or statement not set forth herein made by the Company or its agents, representatives or attorneys with regard to the subject matter of this Agreement. This Agreement may not be varied other than in writing signed by the Executive and signed for and on behalf of the Company.

AS WITNESS the hands of the parties hereto or their duly authorized representatives the day and year first before written. The Executive by his signature (or that of his duly authorized representative) acknowledges and agrees that:


 .      he has read this Agreement and had sufficient time to consider its terms;

 .      he is giving up important rights;

 .      he agrees with everything in the Agreement;

 .      he has been advised of and is aware of his rights to consult an attorney before signing the Agreement in addition to the requirement that he consult an English qualified lawyer; and

 .      he has signed the Agreement knowingly and voluntarily.



SIGNED by   /s/ Wilbert J.M. Buiter
          ---------------------------

for and on behalf of
NCR CORPORATION
in the presence of:  Jim Huelsman



SIGNED by    /s/ Per-Olof Loof
          ------------------------
             PER-OLOF LOOF
in the presence of:

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                                  ENDORSEMENT


I confirm:

13. that the within-written agreement (the "Agreement") relates to my right to complain that I have been unfairly dismissed and/or that I am entitled to a statutory redundancy payment and/or that I have suffered an unlawful deduction under the Employment Rights Act 1996 and/or have been discriminated against on grounds of sex race or disability contrary to the Sex Discrimination Act 1975, the Race Relations Act 1976 and the Disability Discrimination Act 1995 (the "Relevant Statutes");

13. I received prior to the signature of the Agreement independent legal advice from
       Name of solicitor:    David Hards                (the "Adviser")
       Firm of solicitors:   ACS Hards & Co.
       Business Address of solicitor:
                               2 High Street
                               New Malden
                               Surrey KT3 4DA


       as to the terms and effect of the Agreement and in particular its effect on my ability to pursue my rights before an Employment Tribunal; and

13. I have been advised that the conditions regulating compromise agreements pursuant to Sections 203, 77, 72 and 9 of the Relevant Statutes are satisfied and I have received the confirmation referred to below.


Signed:    /s/ Per-Olof Loof
         ----------------------
         PER-OLOF LOOF

Date:  26/5/99



I confirm the matters of fact referred to above are accurate.

I further confirm that I am a solicitor holding a current practicing certificate and that my firm has an insurance policy in force covering the risk of a claim by me in respect of any loss arising in consequence of the advice that I have given.

Signed:    /s/ David Hards    , Solicitor
        ----------------------

Date:   26/5/99